Exhibit 99.2
Consolidated Report to the Financial Community
First Quarter 2017

(Released April 27, 2017)          (Unaudited)
HIGHLIGHTS
GAAP earnings for the first quarter of 2017 were $0.46 per basic share, compared with first quarter 2016 earnings of $0.78 per basic share. GAAP earnings for the first quarter of 2017 include the impact of special items listed below, including asset impairment/plant exit costs of $0.23 per share primarily reflecting a pre-tax charge of $164 million associated with disputes regarding long-term coal transportation contracts as discussed in the Recent Developments section on pages 29-30. Operating (non-GAAP) earnings*, excluding special items, were $0.78 per basic share for the first quarter of 2017, compared with first quarter 2016 Operating (non-GAAP) earnings of $0.80 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution**	Transmission**	Services	Other	Consolidated
1Q 2016 Net Income (Loss) - GAAP	$158	$81	$144	$(55)	$328

1Q 2016 Basic Earnings (Loss) Per Share* (avg. shares outstanding 424M)	$0.38	$0.19	$0.34	$(0.13)	$0.78
Special Items - 2016***
Mark-to-market adjustments	—	—	(0.09)	—	(0.09)
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Regulatory Charges	0.09	—	—	—	0.09
Trust securities impairment	—	—	0.01	—	0.01
Total Special Items - 1Q 2016	0.09	—	(0.07)	—	0.02
1Q 2016 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$0.47	$0.19	$0.27	$(0.13)	$0.80
Distribution Deliveries - Weather	(0.02)	—	—	—	(0.02)
Distribution Deliveries - Normal Load	0.01	—	—	—	0.01
OH DMR	0.06	—	—	—	0.06
PA Rate Case	0.06	—	—	—	0.06
NJ Rate Case	0.03	—	—	—	0.03
Transmission Revenues	—	0.04	—	—	0.04
Commodity Margin	—	—	(0.23)	—	(0.23)
Other Revenues	(0.04)	—	—	—	(0.04)
O&M Expenses	—	(0.01)	—	—	(0.01)
Depreciation	(0.02)	(0.01)	0.11	—	0.08
General Taxes	—	—	0.01	—	0.01
Net Financing Costs	0.02	—	—	(0.03)	(0.01)
Effective Income Tax Rate	—	—	—	0.03	0.03
Share Dilution	(0.02)	(0.01)	(0.01)	0.01	(0.03)
1Q 2017 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$0.55	$0.20	$0.15	$(0.12)	$0.78
Special Items - 2017***
Mark-to-market adjustments	—	—	(0.07)	—	(0.07)
Regulatory charges	(0.02)	—	—	—	(0.02)
Asset impairment/Plant exit costs	—	—	(0.23)	—	(0.23)
Total Special Items - 1Q 2017	(0.02)	—	(0.30)	—	(0.32)
1Q 2017 Basic Earnings (Loss) Per Share* (avg. shares outstanding 443M)	$0.53	$0.20	$(0.15)	$(0.12)	$0.46

1Q 2017 Net Income (Loss) - GAAP	$237	$88	$(67)	$(53)	$205

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 38%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    1

*Operating (non-GAAP) earnings (losses) exclude “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses Operating (non-GAAP) earnings and Operating (non-GAAP) earnings by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS-Operating, by segment, to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Basic EPS-Operating for each segment, a non-GAAP financial measure, is calculated by dividing segment Operating (non-GAAP) earnings (losses), which exclude specials items as discussed herein, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of Operating (non-GAAP) earnings and Basic EPS-Operating by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2016 and 2017 GAAP to non-GAAP earnings reconciliations can be found on page 26 of this report and all GAAP to non-GAAP earnings reconciliations are available on the company’s Investor Information website at www.firstenergycorp.com/ir.
**Disclosures for FE's reportable operating segments for 2016 have been adjusted to include the activity of the transmission assets at Jersey Central Power & Light Company (JCP&L) and the former transmission assets of Metropolitan Edison Company (ME) and Pennsylvania Electric Company (PN) from the Regulated Distribution segment to the Regulated Transmission segment, to conform to the current presentation.
***See pages 21-28 for additional details regarding special items.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    2

2017 Earnings Guidance
GAAP earnings for 2017 are forecasted at $2.17 - $2.47 per basic share with 2017 Operating (non-GAAP) earnings guidance ranging from $2.70 - $3.00 per basic share. GAAP earnings forecasted for the second quarter of 2017 are $0.54 - $0.64 per basic share with Operating (non-GAAP) earnings guidance ranging from $0.55 - $0.65 per basic share.

	Estimate for Year 2017*					Q2 of 2017*
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated

2017F Net Income (Loss) - GAAP	$980 - $1,025	$360 - $380	$(130) - $(75)	$(245) - $(230)	$965 - $1,100	$240 - $285

2017F Basic Earnings (Loss) Per Share (avg. shares outstanding 445M)	$2.20 - $2.30	$0.81 - $0.85	$(0.29) - $(0.17)	$(0.55) - $(0.51)	$2.17 - $2.47	$0.54 - $0.64
Excluding Special Items:
Mark-to-market adjustments	—	—	0.07	—	0.07	—
Regulatory charges	0.04	—	—	—	0.04	0.01
Asset impairment/Plant exit costs	—	—	0.23	—	0.23	—
Debt redemption costs	—	—	0.19	—	0.19	—
Total Special Items**	0.04	—	0.49	—	0.53	0.01
2017F Basic Earnings (Loss) Per Share - Operating (Non-GAAP) (avg. shares outstanding 445M)	$2.24 - $2.34	$0.81 - $0.85	$0.20 - $0.32	$(0.55) - $(0.51)	$2.70 - $3.00	$0.55 - $0.65

* Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by the weighted average basic shares outstanding and assumes up to $600 million of additional equity in 2017, of which ~$100 million relates to employee benefit and other plans. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.
** See page 28 for descriptions regarding special items.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    3

1Q 2017 Results vs 1Q 2016 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the first quarter of 2017 were $237 million, or $0.53 per basic share, compared with first quarter 2016 GAAP earnings of $158 million, or $0.38 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.55 per basic share for the first quarter of 2017 compared with $0.47 per basic share for the first quarter of 2016.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2016 Net Income - GAAP	$158

1Q 2016 Basic Earnings Per Share (avg. shares outstanding 424M)	$0.38
Special Items - 2016*	0.09
1Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.47
Distribution Deliveries - Weather	(0.02)
Distribution Deliveries - Normal Load	0.01
OH DMR	0.06
PA Rate Case	0.06
NJ Rate Case	0.03
Other Revenues	(0.04)
Depreciation	(0.02)
Net Financing Costs	0.02
Share Dilution	(0.02)
1Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.55
Special Items - 2017*	(0.02)
1Q 2017 Basic Earnings Per Share (avg. shares outstanding 443M)	$0.53

1Q 2017 Net Income - GAAP	$237
*See pages 21-28 for additional details on special items.
1Q 2017 vs 1Q 2016 Earnings Drivers

•
Distribution Deliveries - Total distribution deliveries decreased earnings $0.01 per share as a result of mild temperatures during the first quarter of 2017, partially offset by stronger weather-adjusted demand across all customer classes. Total deliveries decreased 530,000 megawatt-hours (MWH), or 1.4%. Sales to residential customers decreased 467,000 MWH, or 3.3%, and sales to commercial customers decreased 115,000 MWH, or 1.1%. Heating-degree-days were 8% below the same period last year and 16% below normal. Sales to industrial customers increased 56,000 MWH, or 0.5%, primarily due to higher usage in the shale gas and steel sectors.

•	Ohio Distribution Modernization Rider (DMR) - Higher revenues increased earnings $0.06 per share due to the implementation of the DMR effective January 1, 2017.

•	Pennsylvania Rate Case - Earnings increased $0.06 per share due to approved distribution rate increases, net of incremental operating expenses, effective January 27, 2017.

•	New Jersey Rate Case - Earnings increased $0.03 per share due to an approved distribution rate increase, effective January 1, 2017.

•	Other Revenues - Other revenues decreased earnings $0.04 per share due to lower revenues from the sale of oil and gas rights recognized in the first quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    4

•	Depreciation - Higher depreciation expense reduced earnings $0.02 per share primarily due to a higher asset base.

•	Net Financing Costs - Lower net financing costs increased earnings $0.02 per share primarily as a result of various debt redemptions.

•	Share Dilution - Higher average shares outstanding decreased earnings $0.02 per share.

•
Special Items - In the first quarter of 2017 and 2016, Regulated Distribution special items included regulatory charges of $0.02 and $0.09 per share, respectively, reflecting the impact of regulatory orders requiring certain commitments and/or disallowing the recoverability of costs. Additional details regarding special items can be found on page 28.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    5

Regulated Transmission

Regulated Transmission - GAAP and Operating (non-GAAP) earnings for the first quarter of 2017 were $88 million, or $0.20 per basic share, compared with first quarter 2016 GAAP and Operating (non-GAAP) earnings of $81 million, or $0.19 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2016 Net Income - GAAP	$81

1Q 2016 Basic Earnings Per Share (avg. shares outstanding 424M)	$0.19
Special Items - 2016*	—
1Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.19
Transmission Revenues	0.04
O&M Expenses	(0.01)
Depreciation	(0.01)
Share Dilution	(0.01)
1Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.20
Special Items - 2017*	—
1Q 2017 Basic Earnings Per Share (avg. shares outstanding 443M)	$0.20

1Q 2017 Net Income - GAAP	$88
*See pages 21-28 for additional details on special items.

1Q 2017 vs 1Q 2016 Earnings Drivers

•
Transmission Revenues - Higher transmission revenues increased earnings $0.04 per share, primarily due to recovery of incremental operating expenses and a higher rate base at American Transmission Systems, Incorporated (ATSI) and Trans-Allegheny Interstate Line Company (TrAIL).

•	Depreciation and O&M Expenses - Higher depreciation and O&M expenses decreased earnings $0.02 per share. These expenses are recovered through formula rates.

•	Share Dilution - Higher average shares outstanding decreased earnings $0.01 per share.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    6

Competitive Energy Services

CES - GAAP losses for the first quarter of 2017 were $(67) million, or $(0.15) per basic share, compared with first quarter 2016 GAAP earnings of $144 million, or $0.34 per basic share. Operating (non-GAAP) earnings, excluding special items, for the first quarter of 2017 were $0.15 per basic share, compared with first quarter 2016 Operating (non-GAAP) earnings of $0.27 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2016 Net Income - GAAP	$144

1Q 2016 Basic Earnings Per Share (avg. shares outstanding 424M)	$0.34
Special Items - 2016*	(0.07)
1Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.27
Commodity Margin	(0.23)
Depreciation	0.11
General Taxes	0.01
Share Dilution	(0.01)
1Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.15
Special Items - 2017*	(0.30)
1Q 2017 Basic Loss Per Share (avg. shares outstanding 443M)	$(0.15)

1Q 2017 Net Loss - GAAP	$(67)
*See pages 21-28 for additional details on special items.

1Q 2017 vs 1Q 2016 Earnings Drivers

•
Commodity Margin - CES commodity margin decreased earnings $0.23 per share primarily due to lower capacity revenues and lower contract sales, partially offset by increased wholesale sales and lower capacity expense.

A summary by key component of commodity margin follows:

Commodity Margin EPS - 1Q17 vs 1Q16	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$(0.02)	$0.01	$(0.01)
- Governmental Aggregation Sales	(0.05)	(0.14)	(0.19)
- Mass Market Sales	—	(0.02)	(0.02)
- POLR Sales	(0.02)	0.02	—
- Structured Sales	0.01	(0.12)	(0.11)
Subtotal - Contract Sales	$(0.08)	$(0.25)	$(0.33)
(b) Wholesale Sales	—	0.09	0.09
(c) PJM Capacity, BRA and CP Revenues	(0.24)	0.03	(0.21)
(d) Fuel Expense	(0.01)	0.02	0.01
(e) Capacity Expense	0.10	0.10	0.20
(f) Net MISO - PJM Transmission Cost	—	0.01	0.01
(g) Purchased Power (net of financials)	(0.01)	0.01	—
Net Change	$(0.24)	$0.01	$(0.23)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    7

(a)
Contract Sales - CES' contract sales decreased 3.2 million MWH, or 22%, and reduced earnings $0.33 per share. Retail contract sales decreased 1.5 million MWH primarily in the governmental aggregation class. Non-retail contract sales decreased 1.7 million MWH due to lower structured sales, partially offset by higher POLR sales. As of March 31, 2017, the total number of retail customers was approximately 920,000, a decrease of approximately 640,000 customers since March 31, 2016.

CES Contract Sales - 1Q17 vs 1Q16
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	145	(1,432)	(160)	212	(1,944)	(3,179)

(b) Wholesale Sales - Wholesale sales increased 2.5 million MWH and increased earnings $0.09 per share.
(c) PJM Capacity Revenues (Base Residual (BR) and Capacity Performance (CP) Auctions) - Lower capacity revenues decreased earnings $0.21 per share primarily resulting from lower capacity prices in the ATSI, RTO and MAAC zones. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC	RTO/ATSI/MAAC
Price Per Megawatt-Day	BR	BR	BR	CP
June 2015 - May 2016	$136.00	$357.00	$167.46	NA
June 2016 - May 2017	$59.37	$114.23	$119.13	$134.00

(d)	Fuel Expense - Lower fuel expense increased earnings $0.01 per share primarily due to lower fossil generation output.
(e) Capacity Expense - Lower capacity expense associated with contract sales increased earnings $0.20 per share primarily due to lower sales volumes and lower average capacity prices in the ATSI and RTO zones.
(f) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.01 per share primarily due to lower contract sales.

•	Depreciation Expense - Lower depreciation expense increased earnings $0.11 per share primarily due to the impact of asset impairments recognized in the fourth quarter of 2016.

•	General Taxes - Lower general taxes increased earnings $0.01 per share primarily due to lower gross receipts taxes associated with lower contract sales.

•	Share Dilution - Higher average shares outstanding decreased earnings $0.01 per share.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    8

•
Special Items - In the first quarter of 2017, CES special items included impacts from asset impairment/plant exit costs of $0.23 per share and mark-to-market adjustments of $0.07 per share. In the first quarter of 2016, CES special items included merger accounting-commodity contracts of $0.01 per share, trust securities impairment of $0.01 per share, and mark-to-market adjustments of $(0.09) per share. Additional details regarding special items can be found on page 28.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    9

Corporate / Other

Corporate / Other - GAAP and Operating (non-GAAP) losses for the first quarter of 2017 were $(53) million, or $(0.12) per basic share, compared with first quarter 2016 GAAP and Operating (non-GAAP) losses of $(55) million, or $(0.13) per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2016 Net Loss - GAAP	$(55)

1Q 2016 Basic Loss Per Share (avg. shares outstanding 424M)	$(0.13)
Special Items - 2016*	—
1Q 2016 Basic Loss Per Share - Operating (Non-GAAP)	$(0.13)
Net Financing Costs	(0.03)
Effective Income Tax Rate	0.03
Share Dilution	0.01
1Q 2017 Basic Loss Per Share - Operating (Non-GAAP)	$(0.12)
Special Items - 2017*	—
1Q 2017 Basic Loss Per Share (avg. shares outstanding 443M)	$(0.12)

1Q 2017 Net Loss - GAAP	$(53)
*See pages 21-28 for additional details on special items.
1Q 2017 vs 1Q 2016 Earnings Drivers

•	Net Financing Costs - Higher net financing costs primarily due to increased borrowings decreased results $0.03 per share.

•
Effective Income Tax Rate - A lower consolidated effective income tax rate increased results $0.03 per share. The consolidated effective tax rate for the first quarter of 2017 was 37.2% compared to 39.1% for the same period of 2016.

•	Share Dilution - Higher average shares outstanding improved results $0.01 per share.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Jake M. Mackin
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 384-4829

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    10

FirstEnergy Corp.
Consolidated Statements of Income (GAAP)
(In millions)

		Three Months Ended March 31
		2017	2016	Change
	Revenues
(1)	Regulated distribution	$2,490	$2,510	$(20)
(2)	Regulated transmission	313	286	27
(3)	Competitive energy services	931	1,304	(373)
(4)	Corporate / Other	(182)	(231)	49
(5)	Total Revenues	3,552	3,869	(317)

	Operating Expenses
(6)	Fuel	368	381	(13)
(7)	Purchased power	863	1,124	(261)
(8)	Other operating expenses	1,142	918	224
(9)	Provision for depreciation	275	329	(54)
(10)	Amortization of regulatory assets, net	59	61	(2)
(11)	General taxes	271	280	(9)
(12)	Total Operating Expenses	2,978	3,093	(115)
(13)	Operating Income	574	776	(202)

	Other Income (Expense)
(14)	Investment income	24	28	(4)
(15)	Interest expense	(287)	(288)	1
(16)	Capitalized financing costs	20	25	(5)
(17)	Total Other Expense	(243)	(235)	(8)

(18)	Income Before Income Taxes	331	541	(210)
(19)	Income taxes	126	213	(87)
(20)	Net Income	$205	$328	$(123)

	Earnings Per Share of Common Stock
(21)	Basic	$0.46	$0.78	$(0.32)
(22)	Diluted	$0.46	$0.77	$(0.31)

	Weighted Average Number of Common
	Shares Outstanding
(23)	Basic	443	424	19
(24)	Diluted	444	426	18

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2017

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,444	$313	$773	$(42)	$3,488
(2)	Other	46	—	41	(23)	64
(3)	Internal	—	—	117	(117)	—
(4)	Total Revenues	2,490	313	931	(182)	3,552

	Operating Expenses
(5)	Fuel	141	—	227	—	368
(6)	Purchased power	813	—	167	(117)	863
(7)	Other operating expenses	624	45	564	(91)	1,142
(8)	Provision for depreciation	178	51	28	18	275
(9)	Amortization of regulatory assets, net	57	2	—	—	59
(10)	General taxes	184	42	30	15	271
(11)	Total Operating Expenses	1,997	140	1,016	(175)	2,978
(12)	Operating Income (Loss)	493	173	(85)	(7)	574

	Other Income (Expense)
(13)	Investment income (loss)	14	—	20	(10)	24
(14)	Interest expense	(138)	(39)	(45)	(65)	(287)
(15)	Capitalized financing costs	6	6	8	—	20
(16)	Total Other Expense	(118)	(33)	(17)	(75)	(243)

(17)	Income (Loss) Before Income Taxes (Benefits)	375	140	(102)	(82)	331
(18)	Income taxes (benefits)	138	52	(35)	(29)	126
(19)	Net Income (Loss)	$237	$88	$(67)	$(53)	$205

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's (FE) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,431	$286	$1,101	$(46)	$3,772
(2)	Other	79	—	51	(33)	97
(3)	Internal	—	—	152	(152)	—
(4)	Total Revenues	2,510	286	1,304	(231)	3,869

	Operating Expenses
(5)	Fuel	139	—	242	—	381
(6)	Purchased power	926	—	350	(152)	1,124
(7)	Other operating expenses	647	37	321	(87)	918
(8)	Provision for depreciation	167	45	102	15	329
(9)	Amortization of regulatory assets, net	59	2	—	—	61
(10)	General taxes	185	41	39	15	280
(11)	Total Operating Expenses	2,123	125	1,054	(209)	3,093
(12)	Operating Income (Loss)	387	161	250	(22)	776

	Other Income (Expense)
(13)	Investment income	11	—	15	2	28
(14)	Interest expense	(150)	(40)	(47)	(51)	(288)
(15)	Capitalized financing costs	4	7	11	3	25
(16)	Total Other Expense	(135)	(33)	(21)	(46)	(235)

(17)	Income (Loss) Before Income Taxes (Benefits)	252	128	229	(68)	541
(18)	Income taxes (benefits)	94	47	85	(13)	213
(19)	Net Income (Loss)	$158	$81	$144	$(55)	$328

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's (FE) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Three Months of 2017 and the First Three Months of 2016 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$13	$27	$(328)	$4	$(284)
(2)	Other	(33)	—	(10)	10	(33)
(3)	Internal revenues	—	—	(35)	35	—
(4)	Total Revenues	(20)	27	(373)	49	(317)

	Operating Expenses
(5)	Fuel	2	—	(15)	—	(13)
(6)	Purchased power	(113)	—	(183)	35	(261)
(7)	Other operating expenses	(23)	8	243	(4)	224
(8)	Provision for depreciation	11	6	(74)	3	(54)
(9)	Amortization of regulatory assets, net	(2)	—	—	—	(2)
(10)	General taxes	(1)	1	(9)	—	(9)
(11)	Total Operating Expenses	(126)	15	(38)	34	(115)
(12)	Operating Income (Loss)	106	12	(335)	15	(202)

	Other Income (Expense)
(13)	Investment income (loss)	3	—	5	(12)	(4)
(14)	Interest expense	12	1	2	(14)	1
(15)	Capitalized financing costs	2	(1)	(3)	(3)	(5)
(16)	Total Other Expense	17	—	4	(29)	(8)

(17)	Income (Loss) From Before Income Taxes (Benefits)	123	12	(331)	(14)	(210)
(18)	Income taxes (benefits)	44	5	(120)	(16)	(87)
(19)	Net Income (Loss)	$79	$7	$(211)	$2	$(123)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's (FE) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    14

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Mar. 31, 2017	Dec. 31, 2016
Current Assets:
Cash and cash equivalents	$164	$199
Receivables	1,551	1,615
Other	1,045	1,136
Total Current Assets	2,760	2,950

Property, Plant and Equipment	28,795	29,387
Investments	3,090	3,026
Assets Held for Sale	921	—
Deferred Charges and Other Assets	7,646	7,785
Total Assets	$43,212	$43,148

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,147	$1,685
Short-term borrowings	2,750	2,675
Accounts payable	977	1,043
Other	1,783	1,723
Total Current Liabilities	7,657	7,126

Capitalization:
Total equity	6,139	6,241
Long-term debt and other long-term obligations	17,762	18,192
Total Capitalization	23,901	24,433
Noncurrent Liabilities	11,654	11,589
Total Liabilities and Capitalization	$43,212	$43,148

General Information
	Three Months Ended March 31
	2017	2016
Debt redemptions	$(211)	$(31)
New long-term debt issues	$250	$—
Short-term borrowings increase	$75	$425
Property additions	$588	$698

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    15

FirstEnergy Corp.
Financial Information
(In millions)

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of March 31		As of December 31
	2017	% Total	2016	% Total
Total Equity (GAAP)	$6,139	17%	$6,241	17%
Non-cash Charges / Non-cash Write Downs*	8,264	23%	8,264	23%
Accumulated Other Comprehensive Income	(175)	(1)%	(174)	(1)%
Adjusted Equity (Non-GAAP)**	14,228	39%	14,331	39%

Long-term Debt and Other Long-term Obligations (GAAP)	17,762	49%	18,192	50%
Currently Payable Long-term Debt (GAAP)	2,147	6%	1,685	5%
Short-term Borrowings (GAAP)	2,750	7%	2,675	7%
Reimbursement Obligations	9	—%	54	—%
Guarantees of Indebtedness	325	1%	325	1%
Less Securitization Debt	(792)	(2)%	(887)	(2)%
Adjusted Debt (Non-GAAP)**	22,201	61%	22,044	61%

Adjusted Capitalization (Non-GAAP)**	$36,429	100%	$36,375	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with the impairment of assets at CES, pension and OPEB mark-to-market adjustments and regulatory asset charges through March 31, 2017, as permitted by the FE Credit Facility, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE's current syndicated revolving credit facility (FE Credit Facility) and term loans. These financial measures, as calculated in accordance with the FE Credit Facility and term loans, help shareholders understand FE's compliance with, and provide a basis for understanding FE's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facility requires FE to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

Additionally under the FE Credit Facility, FE is now also required to maintain a minimum interest coverage ratio of 1.75 to 1.00 until December 31, 2017, 2.00 to 1.00 beginning January 1, 2018 until December 31, 2018, 2.25 to 1.00 beginning January 1, 2019 until December 31, 2019, and 2.50 to 1.00 beginning January 1, 2020 until December 31, 2021. As of March 31, 2017 FE's interest coverage ratio was 4.8.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    16

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended
	March 31
	2017	2016
Cash flows from operating activities
Net income	$205	$328
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization (1)	392	461
Deferred income taxes and investment tax credits, net	114	206
Deferred costs on sale leaseback transaction, net	12	12
Deferred purchased power and fuel costs	23	(10)
Retirement benefits, net of payments	10	16
Commodity derivative transactions, net	47	(64)
Pension trust contributions	—	(160)
Changes in working capital and other	(18)	(139)
Cash flows provided from operating activities	785	650
Cash flows provided from/(used for) financing activities	(58)	230
Cash flows used for investing activities	(762)	(865)
Net change in cash and cash equivalents	$(35)	$15

(1) Includes amortization of Regulatory Assets, net, nuclear fuel, intangible assets, and deferred debt related costs.

Liquidity position as of March 31, 2017

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	December 2021	$4,000	$1,240
FET / ATSI / TrAIL / MAIT	Revolving	December 2021	1,000	1,000
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$5,000	$2,240
		Cash:	—	164
		Total:	$5,000	$2,404

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    17

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended March 31
(MWH in thousand)		2017	2016	Change

Ohio	- Residential	4,338	4,456	-2.6%
	- Commercial	3,742	3,711	0.8%
	- Industrial	4,936	5,011	-1.5%
	- Other	84	85	-1.2%
	Total Ohio	13,100	13,263	-1.2%
Pennsylvania	- Residential	4,974	5,087	-2.2%
	- Commercial	3,190	3,242	-1.6%
	- Industrial	5,129	5,010	2.4%
	- Other	27	30	-10.0%
	Total Pennsylvania	13,320	13,369	-0.4%
New Jersey	- Residential	2,148	2,154	-0.3%
	- Commercial	2,120	2,162	-1.9%
	- Industrial	520	547	-4.9%
	- Other	22	21	4.8%
	Total New Jersey	4,810	4,884	-1.5%
Maryland	- Residential	908	971	-6.5%
	- Commercial	506	519	-2.5%
	- Industrial	371	386	-3.9%
	- Other	4	4	0.0%
	Total Maryland	1,789	1,880	-4.8%
West Virginia	- Residential	1,501	1,668	-10.0%
	- Commercial	887	926	-4.2%
	- Industrial	1,477	1,423	3.8%
	- Other	6	7	-14.3%
	Total West Virginia	3,871	4,024	-3.8%
Total Residential		13,869	14,336	-3.3%
Total Commercial		10,445	10,560	-1.1%
Total Industrial		12,433	12,377	0.5%
Total Other		143	147	-2.7%

Total Distribution Deliveries		36,890	37,420	-1.4%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    18

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended March 31
	2017	2016	Normal
Composite Heating-Degree-Days	2,340	2,536	2,779
Composite Cooling-Degree-Days	1	2	2

Shopping Statistics (Based on MWH)	Three Months Ended March 31
	2017	2016

OE	80%	78%
Penn	65%	60%
CEI	87%	83%
TE	87%	76%
JCP&L	51%	50%
Met-Ed	67%	66%
Penelec	70%	68%
PE(1)	45%	45%
WP	65%	63%
(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended March 31
	2017	2016
Generation Capacity Factors:
Nuclear	88%	88%
Fossil - Baseload	50%	45%
Fossil - Load Following	23%	41%

Generation Fuel Rate:
Nuclear	$7	$7
Fossil	$26	$25
Total Fleet	$16	$16

Generation Output Mix:
Nuclear	53%	52%
Fossil - Baseload	37%	33%
Fossil - Load Following	4%	7%
Peaking/CT/Hydro	6%	8%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    19

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended March 31
Contract Sales	2017	2016	Change
POLR	2,764	2,552	212

Structured Sales	1,952	3,896	(1,944)

Direct	3,939	3,794	145

Aggregation	2,137	3,569	(1,432)

Mass Market	543	703	(160)

Total Contract Sales	11,335	14,514	(3,179)

Wholesale Spot Sales	4,455	1,913	2,542

Purchased Power
- Bilaterals	790	636	154
- Spot	787	1,351	(564)
Total Purchased Power	1,577	1,987	(410)

Generation Output
- Fossil	6,825	7,294	(469)
- Nuclear	7,675	7,750	(75)
Total Generation Output	14,500	15,044	(544)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    20

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Three Months Ended March 31, 2017			Three Months Ended March 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,552	$(5)	(e)	$3,869	$—

	Operating Expenses
(2)	Fuel	368	—		381	(8)	(b)
(3)	Purchased power	863	—		1,124	—
(4)	Other operating expenses	1,142	(219)	(a,c,e)	918	3	(a,c)
(5)	Provision for depreciation	275	—		329	—
(6)	Amortization of regulatory assets, net	59	—		61	—
(7)	General taxes	271	—		280	—
(8)	Total Operating Expenses	2,978	(219)		3,093	(5)
(9)	Operating Income	574	214		776	5

	Other Income (Expense)
(10)	Investment income	24	3	(d)	28	7	(d,e)
(11)	Interest expense	(287)	—		(288)	—
(12)	Capitalized financing costs	20	—		25	—
(13)	Total Other Expense	(243)	3		(235)	7

(14)	Income Before Income Taxes	331	217		541	12
(15)	Income taxes	126	78		213	3
(16)	Net Income	$205	$139		$328	$9

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 26 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.02 per share), ($8) million included in "Other operating expenses". 2016 ($0.09 per share), ($61) million included in "Other operating expenses".
(b)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel".
(c)	Mark-to-market adjustments: 2017 ($0.07 per share), ($47) million included in "Other operating expenses". 2016 (($0.09) per share), $64 million included in "Other operating expenses".
(d)	Trust securities impairment: 2017, $3 million included in "Investment income". 2016 ($0.01 per share), $9 million included in "Investment income".
(e)
Asset impairment/Plant exit costs: 2017 ($0.23 per share), ($5) million included in "Revenues", and ($164) million included in "Other operating expenses". 2016, $(2) million included in "Investment income".

	See page 28 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 443 million shares in the first three months of 2017 and 424 million shares in the first three months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    21

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Three Months Ended March 31, 2017			Three Months Ended March 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,490	$—		$2,510	$—

	Operating Expenses
(2)	Fuel	141	—		139	—
(3)	Purchased power	813	—		926	—
(4)	Other operating expenses	624	(8)	(a)	647	(61)	(a)
(5)	Provision for depreciation	178	—		167	—
(6)	Amortization of regulatory assets, net	57	—		59	—
(7)	General taxes	184	—		185	—
(8)	Total Operating Expenses	1,997	(8)		2,123	(61)
(9)	Operating Income	493	8		387	61

	Other Income (Expense)
(10)	Investment income	14	—		11	1	(b)
(11)	Interest expense	(138)	—		(150)	—
(12)	Capitalized financing costs	6	—		4	—
(13)	Total Other Expense	(118)	—		(135)	1

(14)	Income Before Income Taxes	375	8		252	62
(15)	Income taxes	138	3		94	22
(16)	Net Income	$237	$5		$158	$40

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 26 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.02 per share), ($8) million included in "Other operating expenses". 2016 ($0.09 per share), ($61) million included in "Other operating expenses".
(b)	Trust securities impairment: 2016, $1 million included in "Investment income".

See page 28 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 443 million shares in the first three months of 2017 and 424 million shares in the first three months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    22

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Three Months Ended March 31, 2017		Three Months Ended March 31, 2016

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$313	$—	$286	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	45	—	37	—
(5)	Provision for depreciation	51	—	45	—
(6)	Amortization of regulatory assets, net	2	—	2	—
(7)	General taxes	42	—	41	—
(8)	Total Operating Expenses	140	—	125	—
(9)	Operating Income	173	—	161	—

	Other Income (Expense)
(10)	Investment income	—	—	—	—
(11)	Interest expense	(39)	—	(40)	—
(12)	Capitalized financing costs	6	—	7	—
(13)	Total Other Expense	(33)	—	(33)	—

(14)	Income Before Income Taxes	140	—	128	—
(15)	Income taxes	52	—	47	—
(16)	Net Income	$88	$—	$81	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 26 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    23

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Three Months Ended March 31, 2017			Three Months Ended March 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$931	$(5)	(d)	$1,304	$—

	Operating Expenses
(2)	Fuel	227	—		242	(8)	(a)
(3)	Purchased power	167	—		350	—
(4)	Other operating expenses	564	(211)	(b,d)	321	64	(b)
(5)	Provision for depreciation	28	—		102	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	30	—		39	—
(8)	Total Operating Expenses	1,016	(211)		1,054	56
(9)	Operating Income (Loss)	(85)	206		250	(56)

	Other Income (Expense)
(10)	Investment income	20	3	(c)	15	6	(c,d)
(11)	Interest expense	(45)	—		(47)	—
(12)	Capitalized financing costs	8	—		11	—
(13)	Total Other Expense	(17)	3		(21)	6

(14)	Income (Loss) Before Income Taxes (Benefits)	(102)	209		229	(50)
(15)	Income taxes (benefits)	(35)	75		85	(19)
(16)	Net Income (Loss)	$(67)	$134		$144	$(31)

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 26 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel".
(b)	Mark-to-market adjustments: 2017 ($0.07 per share), ($47) million included in "Other operating expenses". 2016 (($0.09) per share), $64 million included in "Other operating expenses".
(c)	Trust securities impairment: 2017, $3 million included in "Investment income". 2016 ($0.01 per share), $8 million included in "Investment income".
(d)
Asset impairment/Plant exit costs: 2017 ($0.23 per share), ($5) million included in "Revenues", and ($164) million included in "Other operating expenses". 2016, ($2) million included in "Investment income".

See page 28 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 443 million shares in the first three months of 2017 and 424 million shares in the first three months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    24

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Three Months Ended March 31, 2017		Three Months Ended March 31, 2016

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$(182)	$—	$(231)	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	(117)	—	(152)	—
(4)	Other operating expenses	(91)	—	(87)	—
(5)	Provision for depreciation	18	—	15	—
(6)	Amortization of regulatory assets, net	—	—	—	—
(7)	General taxes	15	—	15	—
(8)	Total Operating Expenses	(175)	—	(209)	—
(9)	Operating Loss	(7)	—	(22)	—

	Other Income (Expense)
(10)	Investment income (loss)	(10)	—	2	—
(11)	Interest expense	(65)	—	(51)	—
(12)	Capitalized financing costs	—	—	3	—
(13)	Total Other Expense	(75)	—	(46)	—

(14)	Loss Before Income Tax Benefits	(82)	—	(68)	—
(15)	Income tax benefits	(29)	—	(13)	—
(16)	Net Loss	$(53)	$—	$(55)	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 26 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    25

FirstEnergy Corp.
Earnings Per Share Reconciliations

Earnings Per Share
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended March 31, 2017			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2017 Net Income (Loss) - GAAP	$237	$88	$(67)	$(53)	$205

2017 Basic Earnings (Loss) Per Share (avg. shares outstanding 443M)	$0.53	$0.20	$(0.15)	$(0.12)	$0.46
Excluding Special Items:
Mark-to-market adjustments	—	—	0.07	—	0.07
Regulatory charges	0.02	—	—	—	0.02
Asset impairment/Plant exit costs	—	—	0.23	—	0.23
Total Special Items	$0.02	$—	$0.30	$—	$0.32
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$0.55	$0.20	$0.15	$(0.12)	$0.78

Three Months Ended March 31, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2016 Net Income (Loss) - GAAP	$158	$81	$144	$(55)	$328

2016 Basic Earnings (Loss) Per Share (avg. shares outstanding 424M)	$0.38	$0.19	$0.34	$(0.13)	$0.78
Excluding Special Items:
Mark-to-market adjustments	—	—	(0.09)	—	(0.09)
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Regulatory charges	0.09	—	—	—	0.09
Trust securities impairment	—	—	0.01	—	0.01
Total Special Items	$0.09	$—	$(0.07)	$—	$0.02
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$0.47	$0.19	$0.27	$(0.13)	$0.80

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates ranges from 35% to 38%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    26

FirstEnergy Corp.
Special Items

(In millions, except per share amount)

Estimate for Year 2017	Pre-tax	After-tax	EPS*

Special Items:
Mark-to-market adjustments	$47	$30	$0.07
Regulatory charges	26	16	0.04
Asset impairments/Plant exit costs	159	102	0.23
Trust securities impairment	3	2	—
Debt redemption costs	135	86	0.19
Total Special Items	$370	$236	$0.53

Estimate for Q2 2017	Pre-tax	After-tax	EPS*
Special Items
Regulatory charges	$9	$6	$0.01
Total Special Items	$9	$6	$0.01

*Per share amounts for the special items above are based on the after-tax effect of each item, divided by the weighted average basic shares outstanding and assumes up to $600 million of additional equity in 2017. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory rate to the pre-tax amount. The income tax rates range from 35% to 42%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    27

2016/2017 Special Item Descriptions

•	Regulatory charges - Primarily reflects the impact of regulatory orders requiring certain commitments and/or disallowing the recoverability of costs.

•	Trust securities impairment - Primarily reflects non-cash other than temporary impairment charges on nuclear decommissioning trust assets.

•	Merger accounting - commodity contracts - Primarily reflects the non-cash amortization of acquired commodity contracts from the Allegheny Energy Merger.

•
Asset impairment/Plant exit costs - Primarily reflects charges or credits resulting from management's plan to exit competitive operations, including charges resulting from long-term coal transportation contract disputes associated with previous plant deactivations. Also reflects the non-cash amortization/impairment of certain non-core investments.

•	Mark-to-market adjustments - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions.

•	Debt redemption costs - Primarily reflects costs associated with the redemption and early retirement of debt.

Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    28

Recent Developments

Financial Matters
Dividend
On March 21, 2017, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock to be paid from other paid-in-capital. The dividend is payable June 1, 2017 to shareholders of record at the close of business on May 5, 2017.

Financing Activities
On March 1, 2017, FirstEnergy Generation, LLC (FG) retired $28.5 million of 2.15% pollution control revenue bonds (PCRBs) at maturity.
On March 15, 2017, Monongahela Power Company (MP) retired $150 million of 5.7% first mortgage bonds (FMBs) at maturity.
On April 3, 2017, The Cleveland Electric Illuminating Company (CEI) retired $130 million of 5.7% senior notes at maturity.

Operational Matters
Perry Refueling Outage
On April 3, 2017, the Perry Nuclear Power Plant returned to service following a scheduled shutdown on March 5, 2017 for refueling and maintenance. The 29-day outage marks the shortest refueling outage in Perry’s 30 years of operation, with the previous record being 34 days in 2001. During the outage, 280 of the 748 fuel assemblies were exchanged. In addition, numerous inspections and preventive maintenance and improvement projects were completed.

Beaver Valley Unit 2 Refueling Outage
On April 22, 2017, the 933-MW Beaver Valley Power Station Unit 2 shut down for scheduled refueling and maintenance. While the unit is offline, one-third of the 157 fuel assemblies will be replaced and numerous safety inspections will be conducted, including inspections of the unit’s reactor vessel head, turbine and electrical generator. In addition, preventive maintenance to ensure continued safe and reliable operations will be performed on major components including the plant’s three steam generators, as well as various pumps, motors, valves and the cooling tower.

Updates on Strategic Review of Competitive Energy Services
On April 5, 2017, Allegheny Energy Supply Company, LLC (AE Supply) entered into an agreement for sale of a portion of the real property and certain assets at the former Hatfield's Ferry Power Station in Masontown, Pennsylvania. The buyer began engineering and permitting activities related to the proposed construction of a new, 1,000 MW combined cycle natural gas facility on 33 acres at the former plant site.  If the project proceeds, the buyer would acquire the project site, including the plant's two cooling towers, for approximately $40 million.  AE Supply will continue to own the remaining Hatfield plant facilities, including approximately 200 acres of land and the other former plant structures.  The sale is expected to close in the third quarter 2018, subject to satisfaction of various closing conditions.
On April 12, 2017, the arbitration panel in the pending proceedings between FG, a subsidiary of FirstEnergy Solutions Corp. (FES), and CSX Transportation, Inc. (CSX) and BNSF Railway

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    29

Company (BNSF), denied FG's claim that force majeure excused FG's performance under a coal transportation contract and ruled that FG breached and repudiated the contract. The parties to this contract dispute are engaged in settlement discussions and CSX and BNSF have agreed in principle to resolve all claims in return for the payment by FG of $109 million, payable in three annual installments beginning on May 1, 2017, which would be guaranteed by FirstEnergy. Upon completion of a definitive settlement agreement, all proceedings relating to this dispute will be dismissed.
In addition, FG is subject to separate proceedings with BNSF and Norfolk Southern Corp. (NS) related to another long-term coal transportation contract. The parties to this contract dispute are engaged in settlement discussions. Upon completion of a definitive settlement agreement, all proceedings relating to this dispute will be dismissed.
If definitive settlement agreements are not finalized with all parties, the amount of damages owed to CSX, NBSF and NS could be material and may cause FES to seek protection under U.S. bankruptcy laws.

Regulatory Matters
Mon Power Integrated Resource Plan (IRP) Update
On December 16, 2016, MP issued requests for proposals (RFP) to address its generation shortfall along with issuing a second RFP to sell its interest in the Bath County pumped storage project located in Bath County, Virginia.
On March 6, 2017, MP and AE Supply signed an asset purchase agreement in which MP will acquire AE Supply’s Pleasants Power Station (1,300 MW) for approximately $195 million.
On March 7, 2017, MP and Potomac Edison Company (PE) filed an application with the West Virginia Public Service Commission (WVPSC) and MP, PE, and AE Supply filed an application with the Federal Energy Regulatory Commission (FERC) requesting authorization for such purchase. The WVPSC has scheduled a hearing on this matter and an order is anticipated in the fourth quarter of 2017. With respect to the Bath County RFP, MP does not plan to move forward with the sale of its ownership interest. In the future, MP may re-evaluate its options with respect to its interest in Bath County.

Mid-Atlantic Interstate Transmission, LLC (MAIT) Update
On December 28, 2016, FERC Staff issued a deficiency letter requesting additional information regarding MAIT’s proposed transmission rate. MAIT filed responses to FERC's Staff deficiency letter and requested authorization to implement forward-looking formula rates as of February 1, 2017.
On January 26, 2017, FERC issued an order authorizing the PJM tariff amendments that were necessary to affect the MAIT asset transfer, and that asset transfer closed on January 31, 2017.
On March 10, 2017, FERC issued an order accepting the MAIT formula transmission rate for filing, suspending it for five months to become effective July 1, 2017, subject to refund, and establishing hearing and settlement judge procedures. The settlement process began on April 7, 2017. Also on April 10, 2017, MAIT filed a request for rehearing of the order suspending the rate for five months.

JCP&L Formula Transmission Rate Filing Update
On December 28, 2016, FERC Staff issued a deficiency letter requesting additional information regarding JCP&L’s proposed formula transmission rate.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    30

On January 10, 2017, JCP&L responded to FERC Staff’s request and requested that FERC issue an order approving the formula rate effective January 1, 2017.
On March 10, 2017, FERC issued an order accepting the JCP&L formula transmission rate for filing, suspending it for five months to become effective June 1, 2017, subject to refund, and establishing hearing and settlement judge procedures. The settlement process began on April 11, 2017. Also on April 10, 2017, JCP&L filed a request for rehearing of the order suspending the rate for five months.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    31

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and possibly FirstEnergy Nuclear Operating Company (FENOC), to restructure its debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES and its subsidiaries and FENOC, related to continued depressed wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and possibly FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated 's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the new federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2017                    32